1. Letter of Intent Between Magnum Sports & Entertainment, Inc. and Ford Models, Inc. dated December 11, 2000





                                                               December 11, 2000





Ms. Katie Ford
President
Ford Models, Inc.
142 Greene Street
New York, NY 10012

     Dear Katie,

     This letter shall serve as a letter of intent between Magnum Sports & Entertainment, Inc. ("Magnum", or the "Purchaser"), Ford Models, Inc. ("Ford", or the "Seller"), and the Principal Stockholders of the Seller, as enumerated in Exhibit A (the "Principal Stockholders"), with respect to a proposed acquisition (the "Acquisition") by the Purchaser of all of the issued and outstanding capital stock of Ford.


     1. Pursuant to a definitive agreement (the "Acquisition Agreement") to be entered into among the Purchaser, the Seller, the Principal Stockholders and possibly a wholly owned subsidiary of the Purchaser, the Purchaser, either directly or indirectly through a subsidiary of the Purchaser, will acquire all of the issued and outstanding shares of capital stock of Ford (the "Ford Shares") through a stock purchase or exchange, merger or other business combination transaction, the precise structure and terms of which will be mutually agreed to by the parties.

     2. In consideration of the sale and transfer to the Purchaser of the Ford Shares, the Purchaser will pay and the stockholders of Ford will receive on the closing date of the Acquisition (the "Closing Date") the purchase price (the "Purchase Price") of $22,000,000, payable in cash. In addition, on the Closing Date, the Purchaser will assume indebtedness of Ford not to exceed an aggregate of $4,300,000.

     3. On the Closing Date, key employees of Ford and other members of management identified by Katie Ford ("Key Personnel"), as enumerated in Exhibit B, will enter into employment agreements with the Purchaser, on terms and conditions that are mutually agreed upon. Such Key Personnel shall participate in an employee stock option or restricted stock grant plan of Magnum pursuant to which an amount of shares of Purchaser's Common Stock, $.01 par value per share ("Magnum Stock") having a market value as of a date to be agreed upon equal to $3,000,000 shall be granted or issued to such Key Personnel. On the Closing Date, shares of Magnum Stock or options to purchase Magnum Stock will be delivered to such Key Personnel, and none of the shares, options or shares to be issued upon exercise of the stock options will be registered for resale under state and federal securities laws. On the Closing Date, such Key Personnel and the Purchaser will enter into a Registration Rights Agreement to be negotiated by the parties that will grant certain registration rights to such Key Personnel. Such Key Personnel and the Purchaser will enter into a Lock-Up Agreement, pursuant to which they will agree not to sell, assign, transfer or otherwise dispose of their Magnum Stock for a period of one year from the Closing Date.

     4. The Purchaser will use its best efforts to nominate Katie Ford as a member of the Purchaser's Board of Directors as soon as practicable after the Closing Date.

     5. If deemed necessary, as soon as practicable after the date hereof, the Purchaser and the Seller will make all necessary filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the consummation of the transactions contemplated hereby, and the parties shall cooperate in making any such filings promptly.

     6. Immediately after the date hereof, the parties shall negotiate in good faith to enter into an Acquisition Agreement, drafted by the Purchaser's counsel. If deemed necessary, the Purchaser will begin preparation of a proxy statement with respect to the Acquisition to be filed with the Securities and Exchange Commission. The Acquisition Agreement shall contain provisions in accordance with the foregoing, together with representations, warranties, covenants, indemnification provisions, provisions concerning treatment of employees and closing conditions customary to such an agreement and other terms and provisions as may be mutually agreed to. If deemed necessary, the Purchaser agrees to hold a meeting of its stockholders to be held as soon as practicable to approve matters relating to the Acquisition.

     7. The execution of the Acquisition Agreement shall be conditioned upon, among other things, obtaining the approval of the Board of Directors of the Purchaser and obtaining the necessary financing commitments. The consummation of the transactions contemplated by the Acquisition Agreement shall be conditioned upon, among other things, obtaining the requisite approval of the stockholders of the Purchaser, if deemed necessary, and other customary closing conditions.

     8. During the Non-Negotiation Period as defined in Paragraph 11 below, the Purchaser shall conduct appropriate and normal legal, business and financial due diligence investigations of the Seller's business. The Seller shall make available to representatives of the Purchaser all books, records and financial statements, including but not limited to, all corporate documents, joint venture documentation, model management agreements, model manager agreements, consulting agreements, trademark filings, financial statements, regulatory filings, customer lists, pending litigation, marketing studies, product information, material agreements and technology for examination. The Seller will identify all Cassandra Stockholders and Claimants to the Purchaser. The Seller will identify all key employees and disclose all relevant terms of existing employment agreements to the Purchaser. Katie Ford shall review any requests for meetings between the Purchaser and employees of Ford, and no such meetings or other contact between the Purchaser and any such employees shall occur without Katie Ford's express consent, which consent shall not be unreasonably withheld.

     9. Each of the Purchaser and the Seller agrees that the Non-Disclosure Agreement dated October 16, 2000 between the Purchaser and the Seller shall continue to remain in full force and effect and the Purchaser and the Seller and the Principal Stockholders shall continue to be bound by the terms thereof except where the terms of such agreement is inconsistent with the terms hereof, in which case the terms hereof shall control.

     10. The Principal Stockholders will bear their own and the Seller's expenses in connection with the completion of the transactions contemplated herein, including all legal fees associated with negotiations and settlements with Cassandra Stockholders and Claimants, as defined below. The Purchaser will bear its own costs and expenses (including filing fees), in connection with the Acquisition.

     11. In order to induce the Purchaser to expend the out-of-pocket expenses necessary for the investigations referred to in Paragraph 8 above, the Seller and each of the Principal Stockholders agree that for a 180 day period from the date hereof, including any mutually agreed extensions of this 180 day period (the "Non- Negotiation Period"), none of the Seller, its officers, the Principal Stockholders, directors or employees, nor any investment banker, attorney or accountant or other representative retained by the Seller or the Principal Stockholders, shall solicit, or encourage the solicitation of, or enter into, negotiations of any type, directly or indirectly, or enter into a letter of intent or purchase agreement, merger agreement or other similar agreement with any person, firm or corporation other than the Purchaser, with respect to a merger, consolidation, business combination, sale of all or substantially all of the capital stock or assets of the Seller or its subsidiaries (each, a "Sale Transaction").

     12. The Purchaser understands that Ford is engaged in certain discussions with individuals who are members of the group of stockholders known as the "Cassandra Stockholders" (each, a "Cassandra Stockholder") regarding questions relating to the number of Ford Shares, if any, held by such Cassandra Stockholders. The Purchaser also understands that certain other individuals who may have been involved with transfers of Ford Shares to and from Cassandra Stockholders may claim an interest in Ford Shares (the "Claimants") and that Ford has taken the position that such individuals do not have valid claims to Ford Shares. In reliance on the ongoing discussions with the Purchaser during the Non-Negotiation Period, Ford intends to continue its discussions with Cassandra Stockholders regarding the possible settlement of claims they may have with respect to Ford Shares and may be required to engage in discussions or other action with Claimants regarding their claimed interest in Ford Shares. Ford estimates that the cost of settling claims by Cassandra Stockholders and any Claimants and purchasing or redeeming the Ford Shares involved in any claims made by such individuals (collectively, the "Cassandra Payments") is likely to be $1,260,000 (the "Specified Amount"). In order to induce Ford and the Principal

          Stockholders to enter into this Letter of Intent and to grant the Purchaser the Non-Negotiation Period described in Paragraph 11 above, the Purchaser hereby agrees that if the Purchaser fails to acquire Ford on the terms described in Paragraphs 1,2,3 and 6 hereto for any reason whatsoever (other than a "Purchaser Termination Cause" as defined below) by the end of the sixth month following the date of this Letter of Intent(such period from the date hereof to the end of the sixth month following the date hereof being referred to as the "Eligible Period"), the Purchaser shall pay Ford an amount equal to any and all Cassandra Payments made by Ford at any time from December 7, 2000 (including a Cassandra Payment made by Ford for $175,000 on December 7, 2000, which is the only Cassandra Payment made by Ford as of the date herein) through the end of the twelfth month following the date of this Letter of Intent, provided that the aggregate of all such payments made by the Purchaser hereunder shall not exceed the Specified Amount. The Purchaser shall have no obligation to pay any amount to Ford under this Paragraph if Purchaser would have acquired Ford on the terms described in Paragraphs 1, 2, 3 and 6 hereto during the Eligible Period but for the occurrence of one or more of the following: (i) the Seller or any of the Principal Stockholders fail to perform in any material respects their respective obligations under the Acquisition Agreement, (ii) the representations and warranties of the Seller or any of the Principal Stockholders as set forth in the Acquisition Agreement are untrue in any material respect when and as made, (iii) there shall have occurred a material adverse change in the financial condition, results of operation, or business of the Seller and its subsidiaries taken as a whole (without regard for the existence or termination of negotiations with the Purchaser and without regard to any existing claims or litigation involving Cassandra Stockholders or Claimants), (iv) the Seller or the Principal Stockholders refuse to enter into the Acquisition Agreement (but only if such Acquisition Agreement contains (x) the terms described in Paragraphs 1, 2, 3 and 6 hereto and (y) such other terms and conditions that are consistent in all material respects with the terms of this Letter of Intent), or (v) the Purchaser shall have obtained the financing necessary to pay the Purchase Price during the Eligible Period and the Seller or Principal Stockholders shall not enter into the Acquisition Agreement or close the Acquisition as set forth herein (each of (i), (ii), (iii), (iv) and (v) above, a "Purchaser Termination Cause"). The failure of the Purchaser to obtain financing for the proposed acquisition for any reason whatsoever shall not excuse the Purchaser from its obligations under this Paragraph, and shall not be deemed a Purchaser Termination Cause.

     13. The Purchaser agrees to secure its obligations under the preceding Paragraph by depositing on the date hereof with an escrow agent reasonably acceptable to the Purchaser and Ford (the "Escrow Agent"), either cash, or a letter of credit in form and substance reasonably acceptable to the Purchaser and the Seller from a bank or financial institution reasonably acceptable to the Purchaser and the Seller (the "Letter of Credit"), in an amount equal to $630,000, which amount represents one half of the total Specified Amount that the Purchaser may be required to pay Ford under the terms of the preceding Paragraph, into an escrow account (the "Escrow Account"), pursuant to the "Escrow Agreement" to be executed no later than the date of the initial deposit to the Escrow Account. The

          Purchaser furthermore agrees to deposit on the date that the Acquisition Agreement is executed, or if earlier, the 120th day from the date hereof, either cash or a Letter of Credit, in an amount equal to an additional $630,000, which amount also represents one half of the total Specified Amount that the Purchaser may be required to pay Ford under the terms of the preceding Paragraph, into the Escrow Account. If cash shall be deposited into the Escrow Account, the Escrow Account shall be interest bearing, and the interest earned in the Escrow Account shall belong to the Purchaser. Amounts deposited in the Escrow Account shall be disbursed to Ford upon written request of Ford and the Purchaser, which request shall certify the following matters: (i) that Ford is entitled to receive such amounts pursuant to the Letter of Intent, (ii) that a Purchaser Termination Clause has not occurred, (iii) that the amounts requested represent Cassandra Payments or reimbursement for Cassandra Payments made by Ford, (iv) that Ford obtained or will obtain upon such payment a suitable general and customary release from the Cassandra Stockholder or Claimant being paid such amount, (v) that any Ford Shares obtained by Ford in connection with such payments will be canceled, and (vi) the names of such Cassandra Stockholder or Claimant and the number of Ford Shares involved in such payment. Ford and the Principal Stockholders hereby agree that the aggregate of all cash withdrawn by Ford from the Escrow Account and draws made on the Letter of Credit by Ford (the "Advance") to make Cassandra Payments shall reduce the Purchase Price payable in cash in the Acquisition to Ford and the stockholders of Ford on the Closing Date on a dollar-for-dollar basis. Under no circumstances will an Advance occur prior to the date of the Acquisition Agreement, or if earlier, the 120th day from the date hereof. Ford and the Principal Stockholders hereby agree that in the event that a Purchaser Termination Cause occurs, the Advance, together with any interest earned thereon, shall be returned to the Purchaser, within seven days of the occurrence of such Purchaser Termination Cause. In the event that there are funds remaining in the Escrow Account as of the date which is twelve months following the date of this Letter of Intent (other than funds being held because of a dispute regarding the party entitled to receive such amounts, which amounts shall be paid to the party finally determined to be entitled to receive such funds), such funds will be automatically disbursed to the Purchaser without any further action by any party hereto.

     14. The Seller and the Principal Stockholders jointly and severally shall indemnify the Purchaser, its subsidiaries and affiliates and any of the Purchaser's or its subsidiaries or affiliates' respective officers, directors, employees, and agents and hold them harmless from and against any and all damages, losses, deficiencies, actions, judgments, costs, expenses, debts, liabilities and obligations (including reasonable attorneys' and accountants' fees) (collectively, "Claims") of or against Purchaser, its subsidiaries and affiliates and any of the Purchaser's or its subsidiaries or affiliates' respective officers, directors, employees, and agents resulting from or arising out of any settlement or any other matter involving any Cassandra Stockholder or Claimant for all legal claims that may be brought against the Purchaser by a Cassandra Stockholder or Claimant.

     15. In the event that the Purchaser pays any amounts as an Advance to the Seller pursuant to Paragraph 13, the Seller and Principal
          Stockholders agree that the repayment of such amounts to the Purchaser will be a contractual obligation of the Seller and Principal Stockholders in the event that the Seller and Principal Stockholders enter into and consummate a Sale Transaction with a third party other than the Purchaser at any time within two years after the expiration of the Non-Negotiation Period (including any mutually agreed upon extensions) at a price that indicates a third party valuation of 100% of the Ford Shares or the Ford business as an entirety (taken together with its subsidiaries) of $15,000,000 or greater.

     16. The parties agree to hold the terms and conditions hereof, in strict confidence, and not make any disclosure with respect thereto, publicly or privately, other than is jointly agreed to by the parties or as required by applicable law or stock exchange rules or regulations. If a public statement by the Purchaser or the Seller is determined to be required by law or stock exchange rules or regulations, the Seller or the Purchaser, respectively, shall have the right to review and comment on such statement prior to its release to the extent practicable.

     17. This Letter of Intent does not create any legally binding obligations, except as stated in Paragraphs 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof. The purpose of this letter of intent is solely to state a proposal by the Purchaser to acquire the Seller's business and which proposal shall be used as a basis to negotiate and enter into a definitive Acquisition Agreement on or prior to 90 days from the date hereof. If a definitive Acquisition Agreement is not executed on or prior to 90 days from the date hereof, this letter shall be of no further force or effect and the Seller and the Purchaser shall not have any liability to each other except for a breach of the provisions of Paragraphs 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 hereof.
          Each of the parties hereto hereby represents and warrants that it is free to enter into this Letter of Intent and to consummate the Acquisition or any part thereof and that none of them has induced the other to breach any agreements or understandings with, or obligations to, any third party in respect of the Acquisition or any other part thereof. Each of the parties hereto hereby further represents and warrants that, other than by virtue of this Letter of Intent: (a) it is not under any obligation with respect to the Acquisition or any part thereof; (b) no offer, commitment, undertaking, estoppel, agreement or obligation of any nature whatsoever relating to the Acquisition or any part thereof exists or may be implied in fact, law, or equity, and (c) the execution and delivery by such party of this Letter of Intent and the consummation of the Acquisition or any part thereof will not violate the rights of any third party or give rise to any right or liability on the part of such party based upon, or arising out of, or in respect of a violation of, or interference with, the rights of any such third party.

     18. This Letter of Intent shall be governed by and construed in accordance with the laws of the State of New York, applicable to agreements made and to be performed entirely within such State.

     19. This Letter of Intent contains the entire agreement among the parties hereto with respect to the Acquisition and supersedes all prior agreements, written or oral, with respect thereto, except for the Non-Disclosure Agreement referred to in Paragraph 9 hereof, which shall remain in full force and effect to the extent contemplated by Paragraph 9 hereof. This Letter of Intent may be amended, superseded, cancelled, renewed or extended, and the terms hereto may be waived, only by a written agreement signed by each of the parties hereto.

     20. This Letter of Intent shall be effective on the later of (i) the date that the Purchaser receives approval from its Board of Directors and
          (ii) the date that the Principal Stockholders have signed the Letter of Intent ("Effective Date"). All references to the date of this Letter of Intent herein will reflect such Effective Date.

     Please acknowledge your agreement to the foregoing proposal in the space provided below in order that negotiations may continue on the basis of the terms and conditions set forth above.

                                            Very truly yours,

                                            Magnum Sports & Entertainment, Inc.


                                            By: /s/Robert M. Gutkowksi
                                               -----------------------
                                            Name: Robert M. Gutkowski
                                            Title:  Chief Executive Officer


     ACCEPTED AND AGREED TO ON BEHALF OF SELLER:

     By: /s/ Katie Ford
         --------------
         Name: Katie Ford
         Title:   Chief Executive Officer


     PRINCIPAL STOCKHOLDERS

     By: /s/ Katie Ford
         --------------
         Name:  Katie Ford

     By: /s/ Bill Ford
         -------------
         Name:  Bill Ford

     By: /s/ Jerry Ford
         --------------
         Name:  Jerry Ford

     By: /s/ Eileen Ford
         ---------------
         Name:  Eileen Ford

     By: /s/ Jamie Ford Craft
         --------------------
         Name:  Jamie Ford Craft

     By: /s/ Lacey Ford Williams
         -----------------------
         Name:  Lacey Ford Williams

     By: /s/ Rory Riggs
         --------------
         Name:  Rory Riggs

     By: /s/ Jack Maiden
         ---------------
         Name:  Jack Maiden

Exhibit A

                      PRINCIPAL STOCKHOLDERS OF THE SELLER


Katie Ford
Bill Ford
Jerry Ford
Eileen Ford
Jamie Ford Craft
Lacey Ford Williams
Rory Riggs
Jack Maiden

Exhibit B

                           KEY PERSONNEL OF THE SELLER


Gerard W. Ford, Sr.
Gerard W. Ford, Jr.
Eileen O. Ford
Jack Maiden
Cathy Quinn
Neal Hamil
Jeff Loveland
Maria Pineda
Sam Doerfler
Katie Ford